UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2005

CMKM DIAMONDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 South Pecos Road, Suite 211 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 966-6328

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 29, 2005, CMKM filed a Petition for Review of the Initial Decision and Notice of Appeal of the Administrative Proceeding pursuant to Rule 410 of the Commission’s Rules of Practice. CMKM objected to various conclusions of law and findings of fact contained in the Initial Decision of Honorable Brenda P. Murray’s.

On August 8, 2005, CMKM was notified by the Office of General Counsel for the Commission of the Order Granting Petition for Review pursuant to Rule 411 of the Commission’s Rules of Practice. As stipulated in the order CMKM is required to submit a brief in support of the petition for review by September 6, 2005. A brief in opposition by the SEC’s Division of Enforcement must be filed by October 6, 2005 and any reply brief after that must be filed by October 20, 2005.

Additionally, on August 8, 2005, the Division of Enforcement filed a Motion for Summary Affirmance of the Initial Decision requesting the Commission to affirm the Honorable Murray’s decision to revoke the registration of the securities of CMKM Diamonds.

A copy of the Petition for Review filed by CMKM is attached as exhibit 99.1 and a copy of the Order Granting Petition for Review is attached as exhibit 99.2.

Item 9.01 Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99.1	Petition for Review of Initial Decision and Notice of Appeal of Respondent, CMKM Diamonds, Inc., filed on July 29, 2005.
99.2	Order Granting Petition for Review by the Office of General Counsel for the Commission, dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS, INC.

By:/s/ Urban Casavant
Urban Casavant,
President and Chief Executive Officer

Date: August 9, 2005